Exhibit 99.1

Pier 1 Imports Announces Three-Year Strategic Plan at its Analyst Day

Unveils ‘Pier 1 2021: A New Day’ and Financial Targets

FORT WORTH, Texas--(BUSINESS WIRE)--April 19, 2018--,Pier 1 Imports, Inc. (NYSE:PIR) will host an Analyst Day today to provide a detailed view of its Pier 1 2021: A New Day three-year strategic plan and discuss the Company’s financial outlook. Pier 1 President and CEO Alasdair James and other members of the executive leadership team will share insights from their analysis of the Pier 1 Imports brand and enterprise, as well as operating strategies and growth plans under Pier 1 2021: A New Day.

Alasdair James, President and CEO, stated, “During the past several months, we have, with an external specialist, undertaken a rigorous assessment of Pier 1’s brand and enterprise. I am pleased to note we have a number of inherent strengths on which to build as we embark on Pier 1 2021: A New Day. Pier 1 has a rich brand history and loyal customer base, a highly competitive e-Commerce platform and a team with the talent, experience and determination to succeed. At the same time we have identified certain weaknesses in our business that we need to face into. In order to address these challenges and compete more effectively, we have laid the foundation to transform our business through new initiatives and organizational changes that set the stage for long-term growth.

“In fiscal 2019, we will be investing in the tools and resources needed to execute against our plan,” continued James. “This will pressure profitability, bringing us to an expected net loss for both the first quarter and full year. However, these investments are expected to drive sales growth and profitability in fiscal 2020 and 2021 and are necessary to help us return the business to a sustainable growth trajectory.

“As the results of the plan are fully realized in fiscal 2021, we expect to achieve sustainable net sales growth of 4% to 6%, EBITDA margin of 6% to 8%, and earnings per share in the range of $0.60 to $0.70. This effectively expands our EBITDA margin by 100 to 300 basis points and delivers an increase of approximately 3x in earnings per share in three years’ time as compared to the adjusted metrics presented in our fiscal 2018 year-end earnings release.”

In addition to Mr. James, speakers at the Company’s Analyst Day will include:

  Michael Benkel, EVP Global Supply Chain
  Laura Coffey, EVP Planning and Allocations
  Kelly Cook, EVP Marketing and CMO
  Mark Haley, SVP Store Sales and Operations
  Stacey Renfro, SVP e-Commerce
  William Savage, EVP Global Sourcing
  Nancy Walsh, EVP Chief Financial Officer

The event will be held today from 8:00 a.m. to 12:00 p.m. Eastern Time. A webcast of the presentations and Q&A session will be available at https://investors.pier1.com both live and after the event.

Pier 1 2021: A New Day Overview

Pier 1 2021: A New Day is designed to improve the Company’s brand proposition, capture operating efficiencies and drive sales growth. Under Pier 1 2021: A New Day, the Company will be focused on:

Improving brand proposition by segmenting the marketplace and focusing on targeted consumer groups, refining merchandise assortments, delivering value, ensuring that Pier 1 fits her style and creating ease of shopping.

Driving sales growth through new marketing strategies around content, digital communications and customer experience, reimagining the shopping experience and leveraging and strengthening the Company’s omni-channel platform.

Capturing operating efficiencies through initiatives across pricing and promotion, inventory reduction, sourcing and supply chain.

Capital investments in fiscal 2019 are expected to total $60 million, which includes approximately $45 million of expenditures for Pier 1 2021: A New Day, primarily deployed toward information technology, supply chain and stores. The Company also plans to make SG&A investments in fiscal 2019 in the areas of marketing, corporate services and facilities planning and store operations to execute against the three-year plan. These investments will impact profitability in fiscal 2019, resulting in an expected net loss for both the first quarter and full year. However, they are expected to help drive sales growth and increased profitability in fiscal year 2020 and position the Company to achieve its fiscal 2021 financial targets of 4% to 6% sustainable net sales growth, a 6% to 8% EBITDA margin and EPS in the range of $0.60 to $0.70.

A combination of operating efficiencies generated under Pier 1 2021: A New Day and cash flow from operations are expected to allow the Company to self fund the three-year plan. To that end, the Board of Directors made the strategic decision to discontinue the Company's quarterly common stock dividend of $0.07 per share, which is expected to contribute approximately $22 million of incremental cash flow in fiscal 2019. The Board of Directors also determined to discontinue share repurchases at the present time under the Company’s existing share repurchase program. These actions are expected to allow for the allocation of greater resources toward the implementation of Pier 1 2021: A New Day.

Fiscal 2019 Outlook

The Company provided the following financial guidance for the first quarter and full year of fiscal 2019 ending March 2, 2019. Full year company comparable sales are on a 52-week basis. Full year per share data assumes approximately 80.5 million shares outstanding on a fully diluted basis.

Guidance Metric	First Quarter	Full Year Fiscal 2019
· Company comparable sales	(8.0%) to (7.0%)	1.5% to 2.5%
· Net loss (GAAP)	($33) million to ($30) million	($29) million to ($14) million
· EBITDA (non-GAAP)	($24) million to ($20) million	$30 million to $50 million
· Loss per share (GAAP)	($0.41) to ($0.37)	($0.36) to ($0.17)

Long-Term Financial Targets

As part of its Pier 1 2021: A New Day plan, the Company established the following financial targets that are expected to be achieved by the end of fiscal 2021:

  Sustainable net sales growth of approximately 4% to 6%
  EBITDA margin in the range of 6% to 8%
  Earnings per share in the range of $0.60 to $0.70

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references non-GAAP financial measures including forward-looking EBITDA and forward-looking EBITDA margin. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare expected results in a more consistent manner for the first quarter and full year of fiscal 2019.

EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA margin represents EBITDA as a percentage of net sales. Management believes EBITDA and EBITDA margin are meaningful indicators of the Company’s performance that provide useful information to investors regarding its financial condition and results of operations. Management uses EBITDA and EBITDA margin, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. Forward-looking EBITDA and EBITDA margin should be considered supplemental and not a substitute for the Company’s net loss reported in accordance with GAAP for the periods presented. A reconciliation of EBITDA to net loss is shown below:

		Three Months Ended	Twelve Months Ended
		June 2, 2018	March 2, 2019
		$ Amount	$ Amount

EBITDA (non-GAAP)		($24M) to ($20M)	$30M - $50M

Less:	Income tax provision (benefit)	($7M) to ($5M)	($7M) to ($2M)
	Interest expense, net	Approximately $3M	Approximately $14M
	Depreciation	Approximately $13M	Approximately $51M
Net loss (GAAP)		($33M) to ($30M)	($29M) to ($14M)

For fiscal 2021, we have not reconciled forward-looking EBITDA and EBITDA margin to GAAP net income as a result of the uncertainty regarding, and the potential variability of, income tax provision and interest expense, net. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. Depreciation expense, which is a component of the reconciliation between EBITDA and GAAP net income, is expected to be approximately 3% of net sales for fiscal 2021.

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the impact of new initiatives implemented in connection with our Pier 1 2021: A New Day three-year strategic plan; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company’s ability to implement planned cost control measures; expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency; risks related to U.S. import policy; and changes in foreign currency values relative to the U.S. Dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

CONTACT:
The Blueshirt Group
Christine Greany, 858-523-1732
christine@blueshirtgroup.com